Exhibit 99.1

Next 1 Interactive, Inc. Announces Name Change and Restructuring to Become Monaker Group, Inc

(Weston, FL: NXOID) Next 1 announced today that it has completed its name change and structuring to become Monaker Group, Inc. (“Monaker”). This is one of the final steps towards beginning expanded growth. For the next twenty one days the company will trade under the stock symbol NXOID signifying that there has been a 50 for 1 share exchange, thereafter the trading symbol will be MKGI.

Monaker has emerged as a digital media marketing company focusing on lifestyle enrichment for consumers in the travel, home and employment sectors. At the core of its marketing services are key elements including proprietary video-centered technology and established partnerships currently being leveraged to enhance reach.

Video is quickly becoming consumer’s preferred method of searching and educating themselves prior to purchases. Monaker’s video creation technology and film libraries combine to create lifestyle video offerings that can be shared through trusted distribution systems of its major partners.  The end result is better engagement with consumers who gain in-depth information on related products and services helping to both inform and fulfill purchases.  Unlike traditional marketing companies that simply charge for advertising creation, Monaker holds licenses and/or expertise in the travel, real estate and employment sectors allowing it to capture fees at the point of purchase while the majority of transactions are handled by Monaker’s partners. This should allow the company to capture greater revenues while eliminating much of the typical overhead associated with fulfillment.

Monaker has core holdings in each of its key areas:

•	Travel - Maupintour Extraordinary Vacations, NextTrip.com, Stingy Travel and Voyage.TV

•	Home – www.HomeAndAwayClub.com and 35% ownership of RealBiz Media Group, Inc. (OTCQB: RBIZ)

•	Employment – 51% ownership in www.NameYourFee.com

Additionally, the company is continually expanding strategic partnerships and is already working with some of the largest partners in their respective industries including:

-	I.C.E., Inc. (key membership rewards company with 55 million members, handling loyalty fulfillment for several Fortune 500 companies)

-	Jasper Group, Inc. (employment specialist with over 6000 recruiting partners)

-	Launch 360 Media, Inc. (operates R&R Television Network into 34 million North American Homes)

The Company expects product and revenue growth through its partner’s customer base utilizing its digital platforms and by developing specialized mobile apps for both the travel and employment sectors. Monaker will also utilize its reach through R&R TV (with currently 34 million households in their network) to heighten awareness of current and new offerings. Monaker Group – through its ownership in Maupintour, NameYourFee.com and RealBiz Media Group, Inc. will assist consumers at home, work and play.

About Monaker Group: Monaker Group, Inc. (“Monaker”) is a digital media marketing company focusing on lifestyle enrichment for consumers in the travel, home and employment sectors. Core to its marketing services are key elements including proprietary video-centered technology and established partnerships that enhance its reach. Video is quickly becoming consumer’s preferred method of searching and educating themselves prior to purchases. Monaker’s video creation technology and film libraries combine to create lifestyle video offerings that can be shared both to its customers and through trusted distribution systems of its major partners.  The end result is better engagement with consumers who gain in-depth information on related products and services helping to both inform and fulfill purchases.  Unlike traditional marketing companies that simply charge for advertising creation, Monaker holds licenses and/or expertise in the travel, real estate and employment sectors allowing it to capture fees at the point of purchase while the majority of transactions are handled by Monaker’s partners. This should allow the company to capture greater revenues while eliminating much of the typical overhead associated with fulfillment. Monaker core holdings include Maupintour, NameYourFee.com, RealBiz Media Group – helping it to deliver marketing solutions to consumers at home, work and play.

Safe Harbor Statement: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plan, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks described in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements that may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT:

Chesapeake Group
Kevin Holmes
info@chesapeakegp.com
+1 (410) 825-3930